Exhibit 24.1

POWER OF ATTORNEY RESOLUTION
SIGNATURE AUTHORITY FORM S-8
WHEREAS, MYR Group Inc., a Delaware corporation (the “Company”), proposes to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 to register under the Securities Act of 1933 (the “Securities Act”) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issuable in connection with the MYR Group Inc. 2017 Long-Term Incentive Plan (As Amended and Restated as of April 24, 2024) (the “Plan”); and
WHEREAS, each of the undersigned is an officer or director of the Company and holds the office or offices herein below set opposite his or her name.
NOW, THEREFORE, BE IT RESOLVED, that each of the undersigned hereby constitutes and appoints Richard S. Swartz, Kelly M. Huntington, and William F. Fry, and each of them individually, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution to act for him or her and in his or her name, place and stead, to sign his or her name in the capacity or capacities set forth below and generally to do all such things in his or her name and in his or her capacity as an officer to enable the Company to comply with the provisions of the Securities Act and all requirements of the SEC in connection with the execution and filing of (i) one or more registration statements on Form S-8 with respect to the registration under the Securities Act of the Company’s Common Stock issuable in connection with the Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the SEC or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 24th day of April 2024.

/s/ Richard S. Swartz
Richard S. Swartz	President, Chief Executive Officer, Director
/s/ Kelly M. Huntington
Kelly M. Huntington	Senior Vice President and Chief Financial Officer
/s/ Kenneth M. Hartwick
Kenneth M. Hartwick	Chair of the Board of Directors
/s/ Bradley T. Favreau
Bradley T. Favreau	Director
/s/ Ajoy H. Karna
Ajoy H. Karna	Director
/s/ Jennifer E. Lowry
Jennifer E. Lowry	Director
/s/ Donald C. I. Lucky
Donald C. I. Lucky	Director
/s/ Shirin S. O’Connor
Shirin S. O’Connor	Director
/s/ William D. Patterson
William D. Patterson	Director

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